UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

MARIMED INC.

(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e): Effective September 7, 2022 (the “Effective Date”), MariMed Inc. (the “Company”) promoted Jon Levine, Chief Administrative Officer of the Company, to President of the Company replacing Robert Fireman in that position (the “Promotion”). Mr. Fireman will continue in his roles as the Company’s Chief Executive Officer and Chairman of the Board.

On the Effective Date, in connection and consistent with Mr. Levine’s Promotion to the position of President of the Company, Mr. Levine’s employment agreement with the Company was amended to change his title to President, and to reflect responsibilities and duties commensurate with that position. A copy of the form of the amendment to his employment agreement is attached as Exhibit 10.1 hereto.

Item 8.01.	Other Events.

On the Effective Date, the Company issued a press release announcing the Promotion, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Third Amendment to Employment Agreement, effective as of September 7, 2022, between MariMed Inc. and Jon R. Levine.
99.1	Press Release dated September 7, 2022.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: September 7, 2022	By:	/s/ Susan Villare
Susan Villare, Chief Financial Officer

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